EXHIBIT 1
                                                                       ---------





                             JOINT FILING AGREEMENT

                  This will confirm the agreement by and among all the undersigned that the Schedule 13G filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the Common Stock, par value $.01 per share, of Aether System, Inc. is being filed on behalf of each of the undersigned. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



Dated: September 6, 2000.
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                                   REUTERS GROUP PLC


                                   By:    /s/ R.E.S. Martin
                                      -----------------------
                                   Name:  R.E.S. Martin
                                   Title: Secretary

                                   REUTERS MARKET CLIP HOLDINGS SARL


                                   By:    /s/  Ian Kleinman
                                      -----------------------
                                   Name:  Ian Kleinman
                                   Title: Director


                                   REUTERS HOLDINGS SWITZERLAND SA


                                   By:    /s/  Ian Kleinman
                                      -----------------------
                                   Name:  Ian Kleinman
                                   Title: Director:



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                                   REUTERS OVERSEAS HOLDINGS BV


                                   By:    /s/  T.A.M. Hakvoort
                                      --------------------------
                                   Name:  T.A.M. Hakvoort
                                   Title: Director


                                   REUTERS GROUP OVERSEAS HOLDINGS (UK)
                                   LIMITED


                                   By:    /s/ R.E.S. Martin
                                      -----------------------
                                   Name:  R.E.S. Martin
                                   Title: Secretary




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